Exhibit 10.64

EXECUTION VERSION

PARTICIPATION INTEREST SALE AGREEMENT

between

GEMB LENDING INC.,

Seller,

and

GE SALES FINANCE HOLDING, L.L.C.

Buyer

Dated as of February 29, 2012

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TABLE OF CONTENTS

(continued)

		Page

SECTION 7.10	Section Titles	28
SECTION 7.11	No Setoff	28
SECTION 7.12	Confidentiality	28
SECTION 7.13	Further Assurances	28
SECTION 7.14	Relationship of Parties	29
SECTION 7.15	Accounting Changes	29
SECTION 7.16	No Indirect or Consequential Damages	29

SCHEDULES

SCHEDULE 1	List of Accounts
SCHEDULE 6.1(a)	Seller’s UCC Information

EXHIBITS

EXHIBIT A	Form of Assignment of Participation Interests in Additional Accounts
EXHIBIT B	Form of Reassignment of Participation Interests in Removed Accounts

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PARTICIPATION INTEREST SALE AGREEMENT, dated as of February 29, 2012 (this “Agreement”), between GEMB LENDING INC., a Delaware corporation, as Seller (“Seller”) and GE SALES FINANCE HOLDING, L.L.C., a Delaware limited liability company, as Buyer (“Buyer”).

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.

“Account” means each Initial Account and each Additional Account, but excludes any credit accounts all of the Participation Interests in which are either reassigned or assigned to Seller or its designee in accordance with this Agreement, and any Accounts which in accordance with Originator’s customary practices have been removed from Originator’s computer records due to lack of activity. The term “Account” includes each account into which an Account is transferred (a “Transferred Account”) so long as (a) such transfer is made in accordance with the Credit and Collections Policies, and (b) such Transferred Account can be traced or identified, by reference to or by way of any Account Schedule delivered to Buyer pursuant to this Agreement, as an account into which an Account has been transferred. Notwithstanding the foregoing, no account in a Dual Card Program shall be deemed to be a “Transferred Account” with respect to any Account in a Private Label Program. Any Account in which the Receivables have become Charged-Off Receivables shall cease to be an Account for all purposes other than the calculation of Recoveries, and no existing balance or future charges on such account shall be deemed to be Principal Amounts or Finance Amounts notwithstanding any subsequent reaffirmation of such account by the Obligor and any resulting action by Originator. The term Account includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date. To avoid doubt, and without limiting the foregoing, each Flagged Account is an Account.

“Account Schedule” means a computer file held on a shared drive accessible to the Buyer containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to the Buyer) and setting forth the receivables balance for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) the Removal Cut-Off Date, in the case of an Account Schedule relating to Removed Accounts or (iii) the date specified therein, in the case of any Account Schedule relating to Transferred Accounts or any other Account Schedule.

“Accounting Changes” means, with respect to any Person, changes (a) in accounting principles generally accepted within the United States of America as those principles have been promulgated by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions) including any

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rule, regulation, pronouncement or opinion of or any interpretation thereof applicable to that Person; (b) in accounting principles concurred upon by such Person’s certified public accountants; (c) resulting from purchase accounting adjustments made in accordance with applicable GAAP and any subsequent reversal thereof (in whole or in part); and (d) resulting from the application of GAAP that has the effect of establishing or reversing (in whole or in part) reserves for taxes.

“Addition Cut-Off Date” means, with respect to any Additional Account, the date specified as the “Addition Cut-Off Date” in the related Assignment.

“Addition Date” means, as to any Additional Account, the date as of which Participation Interests arising in such Additional Account are first sold to Buyer, as specified in the related Assignment.

“Additional Accounts” is defined in Section 2.6.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Reassignment Amount” means, for any reassignment of the Participation Interests pursuant to Section 6.1(f), the aggregate of the Principal Amounts and Finance Amounts of the Participation Interests as of the end of the last preceding Monthly Period.

“Agreement” is defined in the preamble.

“Agreement Termination Date” is defined in Section 7.4.

“Approved Segments” means the following segments of GE Capital Retail Bank’s sales finance business: CareCredit, Furniture, Electronics, Home, HVAC, Specialty, Lawn & Garden, Luxury and Auto.

“Assignment” is defined in Section 2.6.

“Authorized Officer” means, with respect to any bank, corporation, limited liability company or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such bank, corporation, limited liability company, statutory trust or trustee of such trust specifically authorized in resolutions of the Board of Directors of such bank, corporation, limited liability company or statutory trust or the trust agreement of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents.

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“Average Recovery Price Ratio” means, as of any date, for any segment of serviced credit accounts, which may include credit accounts relating to one or more of the Programs from which the Accounts were selected (each, a “Segment”), the average for the six (6) preceding fiscal months of the percentage equal to a fraction, the numerator of which is the total amount of recoveries on related receivables for the applicable fiscal month and the denominator of which is the aggregate amount of charged-off receivables for such fiscal month, in each case for all serviced receivables in that Segment. For purposes of the foregoing, “recoveries” and “charged-off receivables” shall have the same meaning as “Recoveries” and “Charged-Off Receivables,” respectively, but as applied to all serviced receivables in a particular Program, rather than only Underlying Receivables. The Seller and Buyer shall mutually agree on the composition of each applicable Segment for purposes of calculating the “Average Recovery Price Ratio” from time to time. Seller and Buyer may from time to time modify the formula to calculate “Average Recovery Price Ratio” in order to more closely approximate the actual Recoveries on Underlying Receivables.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.

“Buyer” is defined in the preamble.

“Charged-Off Receivable” means a Receivable (or any portion thereof) arising in an Account which has been written off as uncollectible in accordance with the Credit and Collection Policies.

“Closing Date” means February 29, 2012.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all in-store payments and all other fees and charges, and (b) Recoveries and cash proceeds of Related Security with respect to such Receivable, including Insurance Proceeds; provided that a Participation Interest shall only include an interest in Recoveries with respect to any Receivable to the extent allocated to the Participation Interest and paid to Seller pursuant to the Receivables Participation Agreement.

“Contract” means the agreement and Federal Truth in Lending Statement for credit accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Credit and Collection Policies” means the credit and collection policies adopted by the Originator as such policies and procedures may be amended from time to time.

“Debtor Relief Laws” means Title 11 of the United States Code, the Federal Deposit Insurance Act and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

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“Dual Card Program” means any arrangement in which Originator agrees to extend general purpose credit accounts to customers of a Retailer, which accounts combine a private label credit line for use at the Retailer’s retail establishments or in its catalogue sales business and a general purpose credit line for use elsewhere.

“Eligible Account” means a credit account that (x) in the case of any Initial Account, satisfied each of the requirements below as of the Initial Cut-Off Date and (y) in the case of any Additional Account, satisfies each of the requirements below as of the applicable Addition Cut-Off Date:

(a) the account is established or acquired by Originator;

(b) the account has not been cancelled;

(c) the account is payable in United States dollars;

(d) except as provided below, the account has not been identified as an account (i) the credit cards, if any, for which have been reported to Originator as lost or stolen or (ii) the Obligor of which is the subject of a bankruptcy proceeding;

(e) none of the Receivables in the account have been, sold, pledged, assigned or otherwise conveyed to any Person other than Buyer, Issuer or the Indenture Trustee, unless any such pledge or assignment is released on or before the Closing Date or the Addition Date, as applicable;

(f) except as provided below, none of the Receivables in the account are Charged-Off Receivables or have been identified by Originator, or by the relevant Obligor to Originator, as having been incurred as a result of fraudulent use;

(g) the account has an Obligor who has provided as his or her most recent billing address, an address located in the United States or a United States military address;

(h) none of the Receivables in the account is an obligation of the United States, any state or agency or instrumentality or political subdivision thereof;

(i) the account, as of 5 Business Days prior to the related Addition Cut-Off Date, did not have any amount owing by the Obligor thereunder that was more than 30 days past due; and

(j) the account satisfies any additional requirements agreed upon between Seller and Buyer from time to time.

Notwithstanding the foregoing, Eligible Accounts may include accounts, the receivables in which have been written off as uncollectible, or as to which Originator believes the related Obligor is bankrupt and certain receivables that have been identified by the Obligor as having been incurred as a result of fraudulent use of credit cards or any credit cards have been reported to Originator as lost or stolen, so long as (1) the balance of all receivables included in such

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accounts is reflected on the books and records of Originator (and is treated for purposes of the Related Documents) as “zero” and (2) charging privileges with respect to all such accounts have been canceled and are not reinstated.

“Eligible Receivable” means a Receivable:

(a) that has arisen under an Eligible Account;

(b) that was created in compliance with the Credit and Collection Policies and all Requirements of Law applicable to Originator the failure to comply with which would have a material adverse effect on Buyer or any of its creditors;

(c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or made by Originator in connection with the creation of such Receivable, have been duly obtained or made and are in full force and effect as of the date of creation of such Receivable, but failure to comply with this clause (c) shall not cause a Receivable not to be an Eligible Receivable if, and to the extent that, the failure to so obtain or make any such consent, license, approval, authorization or registration would not have a material adverse effect on Buyer or its assigns;

(d) that at the time a Participation Interest therein is transferred to Buyer, is the legal, valid and binding payment obligation of the Obligor thereof, legally enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws, and by general principles of equity (whether considered in a suit at law or in equity);

(e) that constitutes an “account”, “general intangible” or “chattel paper” within the meaning of UCC Section 9-102;

(f) that, at the time a Participation Interest therein is transferred to Buyer, has not been waived or modified except as permitted by this Agreement;

(g) that, at the time a Participation Interest therein is transferred to Buyer, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which Seller makes an adjustment pursuant to Section 2.5; and

(h) as to which, at the time a Participation Interest therein is transferred to Buyer, Seller has satisfied all obligations to be fulfilled at such time.

“Finance Amount” means, with respect to any Finance Charge Receivable, the Requisite Percentage of such Finance Charge Receivable.

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“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account.

“Flagged Account” is defined in Section 2.1(b).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” means that certain Master Indenture, dated as of February 29, 2012, by and between the Issuer and the Indenture Trustee.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee.

“Ineligible Participation Interest” is defined in Section 6.1(d).

“Initial Account” means each credit account included in the “Accounts” as of the Closing Date, which Accounts, if any, will be identified in an Account Schedule delivered to Buyer on the Closing Date.

“Initial Cut-Off Date” means, with respect to each Initial Account, the date specified in the related Account Schedule as the cut-off date for such Initial Account.

“Insolvency Event” means, with respect to a specified Person: (a) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of such Person under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days; or (b) the commencement by such Person of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or

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taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Person’s failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

“Insurance Proceeds” means any amounts payable to Seller pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” means interchange fees payable to GE Capital Retail Bank, in its capacity as credit card issuer, through VISA, USA, Inc., MasterCard International Incorporated, Discover Bank, American Express Co. or any similar entity or organization with respect to any type of credit accounts included as Accounts.

“Involuntary Removal” is defined in Section 2.7(b).

“Issuer” means GE Sales Finance Master Trust, a Delaware statutory trust.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Material Adverse Effect” means a material adverse effect on (a) the ability of Seller to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of Seller or Buyer under any Related Document or (c) the ownership interests or Liens of Seller or Buyer with respect to the Participation Interests or the priority of such interests or Liens.

“Monthly Period” means each period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month; except that the initial Monthly Period shall begin on the Closing Date and shall end on March 21, 2012.

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

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“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

“Originator” means GE Capital Retail Bank or any other originator so designated pursuant to Section 2.9.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the Transfer Date for the related Participation Interest, the outstanding amount of such Principal Receivable as reflected on Seller’s books and records; and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Participation Interest” shall mean, with respect to any Receivable, an interest in such Receivable equal to the applicable Requisite Percentage of such Receivable.

“Payment Date” means, the 15th day of each calendar month, or if the 15th day is not a Business Day, the next Business Day.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, Buyer.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Principal Amount” means, with respect to any Principal Receivable, the Requisite Percentage of the Outstanding Balance of such Principal Receivable.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable.

“Private Label Program” means a business arrangement in which Originator agrees to extend credit accounts to customers of a Retailer and such Retailer agrees to allow purchases to be made at its retail establishments, through an Internet website, in its catalogue sales business or through any other remote channel, under such accounts.

“Program” means a Private Label Program, Dual Card Program or other program pursuant to which an Originator offers credit accounts to Obligors.

“Program Agreement” means (i) one or more agreements between Originator and a Retailer pursuant to which Originator provides a Private Label Program, a Dual Card Program or both to the Retailer and its customers or (ii) with respect to any other Program, one or more agreements entered into by Originator pursuant to which Originator establishes a Program to offer credit accounts to Obligors.

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“Purchase Date” means the Closing Date and thereafter, each Business Day.

“Purchase Price” is defined in Section 2.4(a).

“Reassignment” is defined in Section 2.7(a).

“Receivable” means any amount owing by an Obligor under an Account from time to time.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights, but excluding any computer programs or software subject to a licensing arrangement or other contractual provisions that would restrict transfer or pledge thereof) prepared and maintained by Originator, Servicer, or any Sub-Servicer with respect to the Underlying Receivables and the Obligors thereunder.

“Recoveries” means, with respect to any Underlying Receivable: (a) Collections of such Underlying Receivable received after such Underlying Receivable was charged off as uncollectible but before any sale or other disposition of such Underlying Receivable after charge off; and (b) any proceeds from such a sale or other disposition of such a charged-off Underlying Receivable, in each of clauses (a) and (b) net of expenses of recovery.

“Related Documents” means this Agreement, the Transfer Agreement, the Trust Agreement, the Servicing Agreement, the Indenture and all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby.

“Related Security” means with respect to any Receivable: (a) all of Originator’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise and (c) all Records relating to such Receivable.

“Removal Cut-Off Date” means the date specified as the “Removal Cut-Off Date” in the related Reassignment or, in the case of any zero balance account designated pursuant to Section 2.7(c), the date as of which the related Account Schedule has been prepared.

“Removal Date” is defined in Section 2.7(a).

“Removed Accounts” is defined in Section 2.7(a).

“Requirements of Law” means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

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“Requisite Percentage” means, (a) with respect to the Initial Accounts, 95% and (ii) with respect to any Additional Account, the percentage designated in the related Assignment delivered in connection with the designation of such Additional Accounts; provided that upon agreement of the Buyer and Seller, the Requisite Percentage for any Account may be adjusted from time to time.

“Retailer” means any Person that operates or has an arrangement with, retail establishments at which, or a catalog sales business, Internet website or other remote channel, through which, goods or services may be purchased under an Account.

“Segment” is defined within the definition of Average Recovery Price Ratio.

“Seller” means GEMB Lending Inc. or any additional Person designated as a “Seller” in accordance with Section 2.8.

“Servicer” means GE Capital Retail Bank, in its capacity as Servicer under the Servicing Agreement, or any other Person designated as a successor servicer pursuant to the Servicing Agreement.

“Servicing Agreement” means the Servicing Agreement, dated as of February 29, 2012, between Servicer and the Issuer.

“Transfer Agreement” means that certain Transfer Agreement, dated as of February 29, 2012, between Buyer and the Issuer.

“Transfer Date” means a date on which Buyer acquires Participation Interests from Seller pursuant to Section 2.1 or any Assignment.

“Transferred Account” is defined within the definition of Account.

“Transferred Assets” is defined in Section 2.1.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of February 29, 2012, between GE Sales Finance Holding, L.L.C. and BNY Mellon Trust of Delaware.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Underlying Receivable” means any Receivable in which a Participation Interest is purchased by Buyer from Seller pursuant to this Agreement or any Assignment. However, Receivables relating to Participation Interests that are repurchased by Seller pursuant to this Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Underlying Receivables” from the date of such purchase.

“United States” means the United States of America, together with its territories and possessions.

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SECTION 1.2 Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; and (i) references to any Person include that Person’s successors and permitted assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

SALES

SECTION 2.1 Sales.

(a) By execution of this Agreement, Seller does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all its right, title and interest in, to and under, (i) the Participation Interests existing at the opening of business on the Closing Date, and thereafter created from time to time until the Agreement Termination Date, (ii) the Requisite Percentage of the Related Security for the Underlying Receivables relating to such Participation Interests, (iii) the Requisite Percentage of all Collections with respect to the Underlying Receivables relating to such Participation Interests, including, without duplication, any Recoveries allocated to such Participation Interests, (iv) without limiting the generality of the foregoing or the following, all of Seller’s rights to receive payments from any Retailer on account of in-store payments and other amounts received by such Retailer in payment of such Receivables and (v) all proceeds of all of the foregoing (collectively, the “Transferred Assets”); provided that Seller may in its discretion contribute Transferred Assets to Buyer from time to time. As of each day during the term of this Agreement, Buyer shall become the legal owner and

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the owner for tax purposes of the Participation Interests created on such day. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, Seller or any other Person in connection with the Accounts or the Underlying Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers. The foregoing conveyance shall be effective (x) on the Closing Date, as to all Transferred Assets then existing and (y) thereafter, instantaneously upon the creation of each Transferred Asset.

(b) Seller agrees, at its own expense, (i) on or prior to (x) the Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate, or cause to be indicated, in the appropriate computer files that Participation Interests created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to Buyer pursuant to this Agreement (or conveyed to Seller or its designee in accordance with Section 2.7, in the case of Removed Accounts) by including, or causing to be included, in such computer files a code so identifying each such Account (or, in the case of Removed Accounts, deleting, or causing to be deleted, such code thereafter) and (ii) on or prior to the date referred to in clause (i)(x), (y) or (z), as applicable, to deliver to Buyer an Account Schedule. The initial such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, Seller further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, or (y) Seller shall have delivered to Buyer prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Buyer in the Participation Interests to continue to be perfected with the priority required by this Agreement. At any time that the code referenced in clause (i) is included with respect to any account, such account shall be a “Flagged Account”.

(c) Seller may in the future convey a portion of the Interchange relating to any Account to Buyer pursuant to an agreement supplemental hereto in form and substance satisfactory to Seller and Buyer.

(d) On or prior to the Closing Date, Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Transferred Assets conveyed by Seller existing on the Closing Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Transferred Assets to Buyer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.1 consist of telephone confirmation of such filing promptly followed by delivery to Buyer of a file-stamped copy) as soon as practicable after the Closing Date, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Transferred Assets arising in Additional Accounts. Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

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SECTION 2.2 Acceptance by Buyer.

(a) Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Buyer pursuant to Section 2.1. Buyer shall maintain a copy of Schedule 1, as delivered to it from time to time.

(b) Buyer hereby agrees not to disclose to any Person any account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Buyer, from time to time, except (i) to Servicer, any sub-servicer or as required by a Requirement of Law applicable to Buyer, (ii) in connection with the performance of Buyer’s duties hereunder, (iii) to the indenture trustee under the Indenture in connection with its duties or (iv) to bona fide creditors or potential creditors of Servicer or Seller for the limited purpose of enabling any such creditor to identify Participation Interests, Underlying Receivables or Accounts subject to this Agreement. Buyer agrees to take such measures as shall be reasonably requested by Seller to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Seller or its duly authorized representatives to inspect Buyer’s security and confidentiality arrangements from time to time during normal business hours upon prior written notice. Buyer shall promptly notify Seller of any request received by Buyer to disclose information of the type described in this Section 2.2(b), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Buyer is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

SECTION 2.3 Grant of Security Interest. The parties hereto intend that each transfer of the Transferred Assets shall constitute a sale by Seller to Buyer and not a loan by Buyer to Seller secured by the Transferred Assets. Notwithstanding anything to the contrary set forth in this Section 2.3, if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale, then the parties hereto intend that this Agreement shall constitute a security agreement under applicable law and that Seller shall be deemed to have granted, and Seller hereby grants, to Buyer a first priority lien and security interest in and to all of Seller’s right, title and interest in, to and under the Transferred Assets, subject only to Permitted Encumbrances.

SECTION 2.4 Purchase Price.

(a) The purchase price for Transferred Assets shall equal the fair value of the related Participation Interests as agreed upon by Buyer and Seller prior to such sale (such amount for any Transferred Assets, the “Purchase Price”).

(b) The Purchase Price for any Transferred Assets sold by Seller shall be payable in full in cash on each Purchase Date or less frequently if so agreed between Buyer and Seller; provided, that the Purchase Price for any Transferred Assets contributed to Buyer shall be deemed to be a capital contribution from Seller to Buyer. On each such Purchase Date or other date set by the parties for payment, Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, make available to Seller the Purchase Price for the applicable Transferred Assets in same day funds. The Purchase Price payable on each Purchase Date shall be based on good faith estimates of the amount of new Receivables since the prior Purchase Date, and the Buyer and Seller shall make compensating payments on each Payment Date as necessary to correct for any errors in estimation.

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SECTION 2.5 Adjustments. If on any day the Principal Amount of any Participation Interest is reduced because of a rebate, refund, unauthorized charge (other than a fraudulent charge) or billing error to an accountholder, or because the related Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the outstanding amount of any related Principal Receivable is otherwise reduced other than on account of Collections thereof or such amount being charged-off as uncollectible, then, Seller shall compensate Buyer for such reduction in the Principal Amount as provided below. The amount of each such reduction shall be deducted from the amount of the Purchase Price payable by Buyer to Seller on the Purchase Date that coincides with or next follows the second Business Day after the date of the adjustment, and Seller shall pay Buyer on that Purchase Date any excess of the aggregate amount of such reductions over the aggregate Purchase Price otherwise payable on that Purchase Date (such adjustment may be made less frequently if so agreed between Buyer and Seller). Notwithstanding the foregoing, on any Purchase Date the aggregate amount of such reductions shall be paid gross by Seller to Buyer, without netting against the Purchase Price, to the extent that Buyer informs Seller that Buyer requires funds to make payments on account of such reductions under any of the Related Documents.

SECTION 2.6 Addition of Accounts. From time to time, Seller, with the consent of Buyer, may designate additional Eligible Accounts (“Additional Accounts”) to be included as Accounts. In designating such Eligible Accounts, Seller shall not employ any selection procedure that it believes would result in such designated Accounts having overall performance characteristics that are materially adverse compared to the overall performance characteristics of all of the accounts relating to GE Capital Retail Bank’s sales finance business at the time of such designation; provided, however, that the foregoing provisions shall not limit Seller’s discretion to designate Eligible Accounts from any of the Approved Segments and any designation from an Approved Segment shall in no event be viewed to result from a prohibited selection procedure. On or before the Addition Date, Seller shall have delivered to Buyer, a written assignment in substantially the form of Exhibit A (the “Assignment”), and Seller shall indicate in its computer files that the Receivables created in connection with the Additional Accounts have been transferred to Buyer.

SECTION 2.7 Removal of Accounts.

(a) From time to time, Seller may request (which request Buyer may deny, except in the case of Involuntary Removals effected pursuant to Section 2.7(b)) the reassignment to it or its designee of all Buyer’s right, title and interest in, to and under the Participation Interests then existing and thereafter created in one or more Accounts (the “Removed Accounts”), together with the Related Security and Collections with respect thereto and Recoveries allocated to Buyer as provided herein, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto. Any such reassignment shall be subject to the satisfaction of the following conditions:

(i) on or before the day immediately preceding the Removal Date, Seller shall have given Buyer written notice of such request and specifying the date for removal of the Removed Accounts (the “Removal Date”);

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(ii) except in the case of any Involuntary Removal, Buyer shall have delivered its written consent for such removal to Seller;

(iii) on or prior to the Removal Date, Seller shall have delivered to Buyer an Account Schedule listing the Removed Accounts; and

(iv) except in the case of any Involuntary Removal, Seller shall have delivered to Buyer an Officer’s Certificate, dated as of the Removal Date, to the effect that no selection procedure believed by Seller to be materially adverse to the interest of Buyer or any of its creditors has been used in removing Removed Accounts from among any pool of Accounts of a similar type.

Upon satisfaction of the above conditions (and subject to Buyer’s agreement, except in the case of Involuntary Removals, and receipt by Buyer of the reassignment price agreed upon between Buyer and Seller), Buyer shall execute and deliver to Seller or its designee a written reassignment in substantially the form of Exhibit B (the “Reassignment”) and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the Transferred Assets arising in the Removed Accounts and all proceeds thereof. In addition, Buyer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of Transferred Assets pursuant to this Section. Any reassignment of the Transferred Assets arising in Removed Accounts pursuant to this Section 2.7(a) shall be reassigned to the Seller for a purchase price equal to the fair market value of such Transferred Assets as agreed upon by the Buyer and the Seller prior to such reassignment, and such purchase price shall be treated as Collections of such Transferred Assets. Notwithstanding the foregoing, no repurchase of Transferred Assets pursuant to this Section 2.7(a) shall occur if the fair market value of the related Participation Interests is less than the aggregate of the Principal Amounts of such Participation Interests plus the aggregate of the outstanding Finance Amounts related thereto.

(b) Seller shall from time to time designate as Removed Accounts any Accounts designated for purchase by a Retailer pursuant to the terms of the related Program Agreement (each, an “Involuntary Removal”). Any repurchase of the Transferred Assets arising in Removed Accounts pursuant to this Section 2.7(b) shall be repurchased by the Seller for a purchase price equal to the fair market value of such Transferred Assets as agreed upon by Buyer and Seller prior to such repurchase, and such purchase price shall be treated as Collections of such Participation Interests. Notwithstanding the foregoing, no repurchase of Transferred Assets pursuant to this Section 2.7(b) shall occur if the fair market value of the related Participation Interests is less than the aggregate of the Principal Amounts of such Participation Interests plus the aggregate of the outstanding Finance Amounts related thereto.

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(c) Seller may from time to time, at its option, by notice to Buyer, designate as a Removed Account any Account that has a zero balance as of the related Removal Cut-Off Date, as shown on the Account Schedule delivered to Buyer with such notice.

SECTION 2.8 Additional Sellers. Seller may designate additional or substitute Persons to be included as Sellers under this Agreement by an amendment to this Agreement with the consent of Buyer.

SECTION 2.9 Additional Originators. Seller may designate additional Persons as Originators under this Agreement by an amendment to this Agreement with the consent of Buyer.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1 Conditions to all Transfers. Each sale hereunder (including the initial sale) shall be subject to satisfaction of the following conditions precedent (any one or more of which may be waived by Buyer) as of the Transfer Date therefor:

(a) This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Seller and Buyer, and, with respect to the initial sale or contribution, Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer;

(b) The representations and warranties of Seller contained herein or in any other Related Document required to be made on such Transfer Date shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such sale; and

(c) Seller shall be in compliance in all material respects with each of its covenants and other agreements set forth herein.

The consummation by Seller of the sale of Transferred Assets on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by Seller that the conditions in clauses (b) and (c) of this Section 3.1 have been satisfied.

ARTICLE IV

OTHER MATTERS RELATING TO SELLER

SECTION 4.1 Merger or Consolidation of, or Assumption of the Obligations of, Seller, etc.

(a) Seller shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i) the Person formed by such consolidation or into which Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of Seller substantially as an entirety shall be, if Seller is not the surviving entity, an entity organized and existing under the laws of the United States of America or any state or the District of Columbia, and, if Seller is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Buyer, in form reasonably satisfactory to Buyer, the performance of every covenant and obligation of Seller hereunder;

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(ii) Seller has delivered to Buyer (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(iii) if Seller is not the surviving entity, the surviving entity shall file new UCC 1 financing statements with respect to the interest of Buyer in the Transferred Assets, if any.

(b) This Section 4.1 shall not be construed to prohibit or in any way limit Seller’s ability to effectuate any consolidation or merger pursuant to which Seller would be the surviving entity.

(c) The obligations of Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of Seller hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs, (ii) Section 2.8 of this Agreement or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Seller delivers an Officer’s Certificate to Buyer indicating that Seller reasonably believes that such action will not result in a Material Adverse Effect, (2) which meet the requirements of clause (ii) of paragraph (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Buyer in writing in form satisfactory to Buyer, the performance of every covenant and obligation of Seller thereby conveyed.

ARTICLE V

INSOLVENCY EVENTS

SECTION 5.1 Rights upon the Occurrence of a Insolvency Event. If a Insolvency Event occurs with respect to Seller, Seller shall on the day any such event occurs, immediately cease to transfer Participation Interests to Buyer and shall promptly give notice of such event to the Indenture Trustee under the Indenture and Buyer. Notwithstanding any cessation of the

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transfer to Buyer of additional Participation Interests, Participation Interests transferred to Buyer prior to the occurrence of such Insolvency Event and Collections in respect of such Participation Interests, and Finance Amounts whenever created accrued in respect of such Participation Interests, shall continue to be property of Buyer.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.1 Representations and Warranties of Seller.

(a) To induce Buyer to accept the Transferred Assets, Seller makes the representations and warranties in subsections (i) through (viii) to Buyer, as of the Closing Date and each subsequent Transfer Date.

(i) Valid Existence; Power and Authority. Seller (A) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect; and (C) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii) UCC Information. The true legal name of Seller as registered in the jurisdiction of its organization, and the current location of Seller’s jurisdiction of organization and the address of its chief executive office are set forth in Schedule 6.1(a), as amended from time to time in accordance with Section 4.1 or 6.3(c). In addition, Schedule 6.1(a) lists Seller’s (A) federal employer identification number and (B) charter number or organizational identification number as designated by the jurisdiction of its organization, as applicable.

(iii) Authorization of Transaction; No Violation. The execution, delivery and performance by Seller of this Agreement and the other Related Documents to which Seller is a party and the creation and perfection of all Liens and ownership interests provided for herein: (A) have been duly authorized by all necessary action on the part of Seller, and (B) do not violate any provision of any law or regulation of any Governmental Authority, or contractual or other restrictions binding on Seller, except where such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(iv) Enforceability. On or prior to the Closing Date, each of the Related Documents to which Seller is a party shall have been duly executed and delivered by Seller and each such Related Document shall then constitute a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect and by general principles of equity (whether considered in a suit at law or in equity).

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(v) Use of Proceeds. No proceeds received by Seller under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board.

(vi) Judgment or Tax Lien. Seller is not aware of any judgment or tax lien filing against Seller.

(vii) Accuracy of Certain Information. All written factual information heretofore furnished by Seller to Buyer with respect to the Transferred Interests for the purposes of, or in connection with, this Agreement was true and correct in all material respects on the date as of which such information was stated or certified, or as of the date most recently updated; it being understood that no breach of this representation shall occur unless the Buyer shall be materially and adversely affected by the failure of any such information to be true and correct; and

(viii) Participation Interests and Underlying Receivables. With respect to Participation Interests and Additional Accounts, Seller represents and warrants that:

(A) each Underlying Receivable satisfies the criteria for an Eligible Receivable as of the applicable Transfer Date for the related Participation Interest;

(B) in order to perfect the transfer hereunder, this Agreement creates a valid and continuing security interest in the Transferred Assets in favor of Buyer, which (x) with respect to Transferred Assets existing as of the Closing Date and thereafter created in the Initial Accounts will be enforceable against Seller upon execution of this Agreement, and with respect to Transferred Assets as of any Addition Date and thereafter created in Additional Accounts, will be enforceable against Seller as of the applicable Addition Date, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described in Section 2.1 and, in the case of Transferred Assets thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

(C) the Participation Interests constitute “accounts”, “general intangibles” or “chattel paper” within the meaning of UCC Section 9-102;

(D) immediately prior to the conveyance of the Transferred Assets pursuant to this Agreement, Seller owns and has good and marketable title to the Transferred Assets free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances);

(E) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Seller in connection with the conveyance by Seller of the Transferred Assets to Buyer have been duly obtained, effected or given and are in full force and effect;

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(F) Seller has caused or will have caused, on or prior to the Closing Date or the applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to Buyer under this Agreement in the Transferred Assets arising in the Initial Accounts and Additional Accounts, respectively; and

(G) subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Assets and Seller has not authorized the filing of and is not aware of any financing statements against Seller that included a description of collateral covering the Transferred Assets.

The representations and warranties described in this Section 6.1(a) shall survive the sale of the Transferred Assets to Buyer, any subsequent assignment or sale of the Transferred Assets by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the payment in full of all Transferred Assets.

(b) [Reserved].

(c) Upon discovery by Seller or Buyer of a breach of any of the representations and warranties by Seller set forth in this Section 6.1, the party discovering such breach shall give prompt written notice to the other. Seller agrees to cooperate with Buyer in attempting to cure any such breach.

(d) If any representation or warranty of Seller contained in Section 2.6 and Section 6.1(a)(viii), is not true and correct in any material respect as of the date specified therein with respect to any Participation Interest, Underlying Receivable or any Account and as a result of such breach any Underlying Receivables in the related Account become Charged-Off Receivables or Buyer’s rights in, to or under such Participation Interest or the proceeds of such Participation Interest are impaired or such proceeds are not available for any reason to Buyer free and clear of any Lien other than Permitted Encumbrances, unless cured within 90 days (or such longer period, not in excess of 150 days, as may be agreed to by Buyer) after the earlier to occur of the discovery thereof by Seller or receipt by Seller or a designee of Seller of notice thereof given by Buyer, then such Participation Interest shall be designated an “Ineligible Participation Interest”; provided that such Participation Interests will not be deemed to be Ineligible Participation Interests if, on any day prior to the end of such 90-day or longer period, the relevant representation and warranty shall be true and correct in all material respects as if made on such day.

(e) On the first Purchase Date that coincides with or falls after the date on which any Participation Interest is designated as an Ineligible Participation Interest, Seller shall repurchase such Ineligible Participation Interest from Buyer as provided below. The purchase price for the Ineligible Participation Interests in any Account shall equal the Purchase Price paid for such Ineligible Participation Interests, less Collections of Principal Amounts received on that Participation Interest in the interim. On any Purchase Date the aggregate amount of such

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repurchase prices then payable may be netted against the Purchase Price then payable, unless, Buyer informs Seller that Buyer requires funds to make payments on account of the related Ineligible Participation Interests under any of the Related Documents, in which case such amounts shall be paid gross.

(f) If any representation or warranty of Seller contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Participation Interests transferred to Buyer by Seller or the availability of the proceeds thereof to Buyer, then Seller shall be obligated to accept a reassignment of the Participation Interests if such breach and any material adverse effect caused by such breach is not cured within 90 days of receipt of notice of such breach from the Buyer (or within such longer period, not in excess of 150 days, as specified in such notice); provided that such Participation Interests will not be reassigned to Seller if, on any day prior to the end of such 90-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Seller shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

Seller shall pay to Buyer in immediately available funds not later than 12:00 noon, New York City time, on the first Payment Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Reassignment Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Participation Interests.

(g) Upon the payment, if any, required to be made to Buyer as provided in Section 6.1(e) or 6.1(f), Buyer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the applicable Participation Interests, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Seller to effect the conveyance of such Participation Interests pursuant to this Section. The obligation of Seller to make the payments, if any, required to be made pursuant to Sections 6.1(e) and 6.1(f) shall be the sole remedy respecting any event giving rise to such obligation available to Buyer or any assignee of its rights under this Agreement.

SECTION 6.2 Affirmative Covenants of Seller. Seller covenants and agrees that, unless otherwise consented to by Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Principal Amounts of all Participation Interests have been reduced to zero:

(a) Account Allocations. If Seller is unable for any reason to transfer Participation Interests to Buyer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 5.1 or an order by any Governmental Authority that Seller not transfer any additional Participation Interests to Buyer) or if this Agreement shall terminate for any reason prior to the reduction of the Principal Amounts of all Participation Interests to zero (the date of any such inability to transfer receivables or other termination of this

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Agreement, being referred to as a “sale termination date”), then, in any such event, Seller agrees to pay to Buyer all Collections with respect to Participation Interests previously sold to Buyer. To the extent that it is not clear to Seller whether such Collections related to a Principal Receivable in which a Participation Interest was previously sold to Buyer, Seller agrees that is shall allocate Collections relating to any Account first to the oldest principal balance of such Account. Notwithstanding any cessation of the sale of Participation Interests to Buyer hereunder, Participation Interests in Principal Receivables sold to Buyer prior to cessation of sales hereunder and all Collections in respect thereof and the Finance Amounts relating to Participation Interests previously sold to Buyer and all Collections in respect thereof shall continue to be property of Buyer.

(b) Notice of Material Event. Seller shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, Seller proposes to take with respect thereto:

(i) any Litigation commenced against Seller or with respect to or in connection with all or any substantial portion of the Transferred Assets or developments in such Litigation, in each case, that Seller believes has a reasonable risk of being determined adversely and having a Material Adverse Effect;

(ii) the commencement of a proceeding against Seller seeking a decree or order in respect of Seller (A) under the Federal Deposit Insurance Act or any other applicable federal, state or foreign bankruptcy or other similar law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Seller or for any substantial part of Seller’s assets, or (C) ordering the winding-up or liquidation of the affairs of Seller; or

(iii) Seller’s failure to comply with any of its obligations under this Agreement.

(c) Notice of Liens. Seller shall notify Buyer promptly after becoming aware of any Lien on any Transferred Asset other than Permitted Encumbrances.

(d) Information for Reports. Seller shall promptly deliver any material written information, documents, records or reports with respect to the Participation Interests that Buyer shall reasonably request.

(e) Deposit of Collections. Seller shall transfer to Buyer or Servicer on its behalf, promptly, and in any event no later than the Business Day after receipt thereof, all Collections it may receive in respect of Transferred Assets.

(f) Program Agreements and Policies. Seller shall enforce Originator’s obligation to comply with and perform its obligations under the Program Agreements and the Contracts relating to the Accounts and the Credit and Collection Policies except insofar as any failure to comply or perform would not materially or adversely affect the rights of Buyer. Seller may permit Originator to change the terms and provisions of the Program Agreements, the Contracts or the Credit and Collection Policies (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and periodic finance

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charges and other fees assessed thereon), but subject to Section 6.3(b) and only if such change is made applicable to any comparable segment of the credit accounts owned and serviced by Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between Originator and an unrelated third party or by the terms of the Program Agreements.

SECTION 6.3 Negative Covenants of Seller. Seller covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Principal Amounts of all Participation Interests transferred hereunder prior to such Agreement Termination Date have been reduced to zero:

(a) Liens. Seller shall not create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on or with respect to the Transferred Assets.

(b) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirement of Law, or as is deemed by Originator to be necessary in order for it to maintain its credit business, based upon Originator’s good faith assessment, in its sole discretion, of the nature of the competition in the credit business, Seller shall not at any time permit Originator to reduce the periodic finance charges assessed on any Underlying Receivable or other fees on any Account without the consent of Buyer, which may be deemed given as described in the following sentence. Seller shall consult with Buyer as necessary with respect to any such proposed reductions in periodic finance charges and other fees on the Accounts to allow Buyer to assess whether Buyer is obligated to withhold it consent pursuant to the Transfer Agreement. If after such consultation, Buyer does not promptly notify Seller that it objects to any proposed reduction, the Buyer shall be deemed to have consented to the proposed reduction.

(c) UCC Matters. Seller shall not change its state of organization or incorporation or its name such that any financing statement filed to perfect Buyer’s interests under this Agreement would become seriously misleading, unless Seller shall have given Buyer not less than 15 days’ prior written notice of such change and shall have delivered to Buyer a revised Schedule 6.1(a), which shall automatically amend and restate Schedule 6.1(a) hereto.

(d) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, Seller shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Seller’s right to pursue any other creditor rights or remedies that Seller may have under any applicable law. Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller under this Section 6.3(d) shall survive the termination of this Agreement.

23	Participation Interest Sale Agreement

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile, email or other similar electronic transmission (with such transmission promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

If to Seller:

GEMB Lending, Inc.

2995 Red Hill Avenue

Costa Mesa, California 92626

Attention: President

Telephone (651) 286-5044

Facsimile: (651) 286-5535

With a copy to:

General Electric Capital Corporation

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention:	Capital Markets-Legal
Telephone:	(203) 585-6254
Facsimile:	(718) 247-5839

24	Participation Interest Sale Agreement

If to Buyer:

GE Sales Finance Holding, L.L.C.

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention:	Capital Markets-Legal
Telephone:	(203) 585-6254
Facsimile:	(718) 247-5839

With a copy to:

General Electric Capital Corporation

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention:	Capital Markets-Legal
Telephone:	(203) 585-6254
Facsimile:	(718) 247-5839

SECTION 7.2 No Waiver; Remedies.

(a) Either party’s failure, at any time or times, to require strict performance by the other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants and representations of either party contained in this Agreement, and no breach or default by either party hereunder or thereunder, shall be deemed to have been suspended or waived by the other party unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and directed to the defaulting party specifying such suspension or waiver.

(b) Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

SECTION 7.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. Except as provided below and in Section 2.8 or 4.1 of this Agreement, Seller may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder, or consent to any assignment by the Issuer under the Transfer Agreement, without having obtained the prior express written consent of Buyer. Any such purported assignment, transfer, hypothecation or other conveyance by Seller without the prior express written consent of Buyer shall be void. Seller acknowledges that under the Transfer Agreement, Buyer will assign its rights granted hereunder to the Issuer, and upon such assignment, Issuer shall have, to the extent of such assignment, all rights of Buyer hereunder and such transferee may in turn transfer such rights. The terms and provisions of this Agreement are

25	Participation Interest Sale Agreement

for the purpose of defining the relative rights and obligations of Seller and Buyer with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

SECTION 7.4 Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (a) the termination of the Issuer and (b) the date selected by Seller upon prior notice thereof to Buyer (such date the “Agreement Termination Date”).

SECTION 7.5 Survival. Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Seller under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Seller or the rights of Seller relating to any unpaid portion of any and all obligations of Seller to Buyer, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Seller, and all rights of Seller hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date when the Principal Amounts of all Participation Interests transferred hereunder prior to such Agreement Termination Date have been reduced to zero; provided, that the rights and remedies pursuant to the provisions of Sections 2.5, 6.3(d), 7.3, 7.11 and 7.13 shall be continuing and shall survive any termination of this Agreement.

SECTION 7.6 Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto. Notwithstanding any other provision of this Section 7.6, Schedule 6.1(a) shall be automatically amended upon delivery by Seller to Buyer of an updated Schedule 6.1(a).

SECTION 7.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM

26	Participation Interest Sale Agreement

PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF SELLER ARISING HEREUNDER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.8 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

SECTION 7.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any

27	Participation Interest Sale Agreement

provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.10 Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 7.11 No Setoff. Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right Seller might have against Buyer, all of which rights are hereby expressly waived by Seller.

SECTION 7.12 Confidentiality. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE OBLIGATIONS OF CONFIDENTIALITY CONTAINED HEREIN, SHALL NOT APPLY TO THE FEDERAL TAX STRUCTURE OR FEDERAL TAX TREATMENT OF THIS TRANSACTION, AND EACH PARTY (AND ANY EMPLOYEE, REPRESENTATIVE, OR AGENT OF ANY PARTY) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE FEDERAL TAX STRUCTURE AND FEDERAL TAX TREATMENT OF THIS TRANSACTION. THE PRECEDING SENTENCE IS INTENDED TO CAUSE THIS TRANSACTION TO BE TREATED AS NOT HAVING BEEN OFFERED UNDER CONDITIONS OF CONFIDENTIALITY FOR PURPOSES OF SECTION 1.6011-4(B)(3) (OR ANY SUCCESSOR PROVISION) OF THE TREASURY REGULATIONS PROMULGATED UNDER SECTION 6011 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH SUCH PURPOSE. IN ADDITION, EACH PARTY ACKNOWLEDGES THAT IT HAS NO PROPRIETARY OR EXCLUSIVE RIGHTS TO THE FEDERAL TAX STRUCTURE OF THIS TRANSACTION OR ANY FEDERAL TAX MATTER OR FEDERAL TAX IDEA RELATED TO THIS TRANSACTION.

SECTION 7.13 Further Assurances.

(a) Seller shall, at its sole cost and expense, upon request of Buyer, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder. Seller hereby authorizes Buyer to file any such financing or continuation statements without the signature of Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon Seller’s receipt thereof and promptly delivered to or at the direction of Buyer.

28	Participation Interest Sale Agreement

(b) If Seller fails to perform any agreement or obligation under this Section 7.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by Seller upon demand of Buyer.

SECTION 7.14 Relationship of Parties. Seller and Buyer agree that in performing their obligations pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Seller and Buyer.

SECTION 7.15 Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

SECTION 7.16 No Indirect or Consequential Damages. NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

[Remainder of page intentionally left blank.]

29	Participation Interest Sale Agreement

IN WITNESS WHEREOF, Seller and Buyer have caused this Receivables Sale Agreement to be duly executed by their respective officers as of the day and year first above written.

GEMB LENDING INC., Seller

By:	/s/ Anthony Foster
	Name:	Anthony Foster
	Title:	Treasurer

GE SALES FINANCE HOLDING, L.L.C., Buyer

By:	/s/ Vishal Gulati
	Name:	Vishal Gulati
	Title:	Vice President

S-1	Participation Interest Sale Agreement

SCHEDULE 1

LIST OF ACCOUNTS

[Delivered Separately]

Sch. 1-1	Participation Interest Sale Agreement
GEMB Lending

SCHEDULE 6.1(a)

SELLER’S UCC INFORMATION

Legal Name

GEMB Lending Inc.

Jurisdiction of Organization

Delaware

Address of Chief Executive Officer

3355 Michelson Drive, 2nd Floor

Irvine, California 92612

Federal Employer Identification Number

95-3737685

Sch. 6.1(a)	Participation Interest Sale Agreement
GEMB Lending

EXHIBIT A

FORM OF ASSIGNMENT OF RECEIVABLES

IN ADDITIONAL ACCOUNTS

(As required by Section 2.6 of the Agreement)

ASSIGNMENT No.     OF RECEIVABLES IN ADDITIONAL ACCOUNTS (this “Assignment”) dated as of                     , by and between GEMB Lending Inc., a Delaware corporation, as Seller (“Seller”) and GE Sales Finance Holding, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Buyer (“Buyer”), pursuant to the Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Seller and Buyer are parties to the Participation Interest Sale Agreement, dated as of February 29, 2012 (as it may be amended and supplemented from time to time the “Agreement”); and

WHEREAS, pursuant to the Agreement, Seller wishes to designate Additional Accounts to be included as Accounts and to convey Participation Interests in the Receivables in such Additional Accounts that have been designated “Additional Accounts” pursuant to the Agreement, whether now existing or hereafter created, to Buyer (as each such term is defined in the Agreement); and

WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” means, with respect to the Additional Accounts designated hereby, [            ], 20[    ].

“Addition Cut-Off Date” means, with respect to Additional Accounts designated hereby, [            ], 20[    ].

“Requisite Percentage” means, with respect to Additional Accounts designated hereby, [    ]%.

2. Designation of Additional Accounts. The Accounts listed on Schedule 1 to this Assignment have been designated “Additional Accounts” pursuant to the Agreement. Schedule 1 to this Assignment, as of the Addition Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

Exhibit A-1	Participation Interest Sale Agreement

3. Conveyance of Receivables. (a) Seller does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Agreement, to Buyer, all its right, title and interest in, to and under the Participation Interests in such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the Agreement Termination Date and other Transferred Assets relating thereto and all proceeds thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, Seller or any other Person in connection with the Accounts or the Underlying Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(b) Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Buyer, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Buyer within ten (10) days of the Addition Date. Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

(c) In connection with such assignment, Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to Buyer pursuant to the Agreement and this Assignment.

(d) In order to perfect the transfer hereunder, Seller does hereby grant to Buyer a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Transferred Assets arising in the Additional Accounts existing on the Addition Date and thereafter created and all proceeds thereof. This Assignment constitutes a security agreement under the UCC.

4. Acceptance by Buyer. Buyer hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Date and thereafter created, conveyed to Buyer pursuant to Section 3(a) of this Assignment. Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Seller delivered to it the Account Schedule described in Section 2 of this Assignment.

5. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Addition Date:

(a) each Underlying Receivable satisfies the criteria for an Eligible Receivable as of the Addition Cut-Off Date;

(b) this Assignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

Exhibit A-2	Participation Interest Sale Agreement

(c) each Additional Account is, as of the Addition Cut-Off Date, an Eligible Account;

(d) the Participation Interests constitute “accounts”, “general intangibles” or “chattel paper” within the meaning of UCC Section 9-102;

(e) immediately prior to the conveyance of the Transferred Assets pursuant to this Agreement, Seller owns and has good and marketable title to, or has a valid security interest in, the Transferred Assets free and clear of any Lien, claim or encumbrance of any Person, (other than Permitted Encumbrances);

(f) no selection procedures believed by Seller to be materially adverse to the interests of Buyer or any of its creditors were utilized in selecting the Additional Accounts from the available Eligible Accounts;

(g) as of the Addition Date, Seller is solvent;

(h) the Account Schedule delivered pursuant to this Assignment is an accurate and complete listing in all material respects of all the Accounts as of the related Addition Cut-Off Date, and the information contained therein with respect to the identity of such Accounts, the Requisite Percentages and the Underlying Receivables existing in such Accounts, is true and correct in all material respects as of the Addition Cut-Off Date;

(i) the Agreement and this Assignment create a valid and continuing security interest in the Transferred Assets in favor of Buyer, which security interest (x) is enforceable against Seller, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described herein and, in the case of Transferred Assets thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances); and

(j) subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Seller had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Participation Interests. Seller has not authorized the filing of and is not aware of any financing statements against Seller that included a description of collateral covering the Transferred Assets.

6. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to this Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Exhibit A-3	Participation Interest Sale Agreement

7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit A-4	Participation Interest Sale Agreement

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Participation Interests in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

GEMB LENDING INC., Seller

By:
Name:
Title:

GE SALES FINANCE HOLDING, L.L.C., Buyer

By:
Name:
Title:

Exhibit A-5	Participation Interest Sale Agreement

Schedule I

to Assignment of Participation Interests

in Additional Accounts

ADDITIONAL ACCOUNTS

This Account Schedule relating to Additional Accounts consists of one computer file listing the “Additional Accounts” designated pursuant to the Agreement and such computer file has been made available to the Buyer on the Addition Date and is incorporated herein. The aggregate of the Principal Amounts of the Participation Interests arising in the Additional Accounts described therein as of the related Addition Cut-Off Dates is approximately $[            ].

Exhibit A-6	Participation Interest Sale Agreement

EXHIBIT B

FORM OF REASSIGNMENT OF RECEIVABLES

IN REMOVED ACCOUNTS

(As required by Section 2.7 of the Agreement)

REASSIGNMENT No.             OF RECEIVABLES IN REMOVED ACCOUNTS dated as of                     , by and among GEMB Lending Inc., a Delaware corporation, as Seller (the “Seller”), and GE Sales Finance Holding, L.L.C. (the “Buyer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS Seller and Buyer are parties to the Participation Interest Sale Agreement, dated as of February 29, 2012 (as it may be amended and supplemented from time to time the “Agreement”);

WHEREAS pursuant to the Agreement, Seller wishes to remove from Buyer all Participation Interests owned by Buyer in certain designated Accounts and to cause Buyer to reconvey the Participation Interests of such Removed Accounts, whether now existing or hereafter created, from Buyer to Seller; and

WHEREAS Buyer is willing to accept such designation and to reconvey the Participation Interests in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby,                     ,         .

“Removal Cut-Off Date” means, with respect to the Removed Accounts                     ,         .

2. Designation of Removed Accounts. Schedule 1 to this Reassignment, as of the Removal Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

3. Conveyance of Participation Interests. (a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, on and after the Removal Cut-Off Date, all right, title and interest of Buyer in, to and under the Transferred Assets existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby and all proceeds thereof.

Exhibit B-1	Participation Interest Sale Agreement

(b) In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Assets existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in the Transferred Assets in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b) List of Removed Accounts. The list of Removed Accounts attached hereto, is an accurate and complete listing in all material respects of all the Accounts as of the Removal Cut-Off Date.

5. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit B-2	Participation Interest Sale Agreement

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables in Removed Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

GEMB LENDING INC., Seller

By:
Name:
Title:

GE SALES FINANCE HOLDING, L.L.C., Buyer

By:
Name:
Title:

Exhibit B-3	Participation Interest Sale Agreement

Schedule 1

to Reassignment Agreement

REMOVED ACCOUNTS

Exhibit B-4	Participation Interest Sale Agreement